UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 22, 2005

CEPHALON, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Moores Road Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01                                             Financial Statements, Pro Forma Financial Information and Exhibits.

(b)                                 Pro forma Financial Information.

The following additional unaudited pro forma condensed consolidated financial information listed below and included herein supplements the financial information previously filed with the Current Report on Form 8-K/A filed on March 10, 2006:

•                  Pro forma condensed unaudited consolidated statement of operations for the year ended December 31, 2005; and

•                  Notes to pro forma condensed unaudited consolidated statement of operations for the year ended December 31, 2005.

On December 22, 2005, Cephalon, Inc. (“Cephalon” or the “Registrant”) completed its acquisition (the “Acquisition”) of all of the issued share capital of Zeneus Holdings Limited (“Zeneus”). Total consideration paid in connection with the Acquisition was $365.8 million. Total purchase price after transaction costs and other working capital adjustments was $385.6 million including $19.8 million of cash acquired. Zeneus is a European specialty pharmaceutical company headquartered in the United Kingdom. Zeneus has three key products that are currently marketed in key European countries: Myocet, used in the treatment of metastatic breast cancer; Abelcet, used as an antifungal treatment; and Targretin, used in the treatment for cutaneous T-cell lymphoma patients. Key customer targets are oncologists, hematologists and dermatologists.

The total purchase price of $385.6 million consists of $375.5 million for all the outstanding shares of Zeneus, $6.7 million paid for transaction costs and $3.4 million for the settlement of other seller related liabilities. The acquisition was funded from Cephalon’s existing cash and short-term investments.

The pro forma condensed consolidated statement of operations presents the effects of the Acquisition as if it had been completed on January 1, 2005. The pro forma adjustments related to the Acquisition are based on a preliminary purchase price allocation. The Zeneus statement of operations, presented in compliance with accounting principles generally accepted in the United States, were translated from British pounds to U.S. dollars using the average exchange rate of 1.821 for the year ended December 31, 2005.

CEPHALON, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2005

(Unaudited)

(In thousands, except per share data)

		Zeneus
		Holdings	Pro forma		Pro forma
	Cephalon, Inc.	Limited	Adjustments	Notes	Consolidated
REVENUES:
Sales	$1,156,518	$94,621	$(1,278)	(a)	$1,249,861
Other revenues	55,374	—	—		55,374
	1,211,892	94,621	(1,278)		1,305,235

COSTS AND EXPENSES:
Cost of sales	164,223	29,127	(1,278)	(a)	192,072
Research and development	354,826	9,313	—		364,139
Selling, general and administrative	443,861	52,747	—		496,608
Depreciation and amortization	84,305	26,046	(12,739)	(b)	97,612
Impairment charge	20,820	—	—		20,820
Acquired in-process research and development	366,815	—	—		366,815
	1,434,850	117,233	(14,017)		1,538,066

LOSS FROM OPERATIONS	(222,958)	(22,612)	12,739		(232,831)

OTHER INCOME (EXPENSE):
Interest income	26,171	1,022	(11,629)	(c)	15,564
Interest expense	(25,235)	(13,696)	13,696	(d)	(25,235)
Write-off of deferred debt issuance costs	(27,109)	—	—		(27,109)
Gain on early extinguishment of debt	2,085	—	—		2,085
Other income (expense), net	1,928	—	—		1,928
	(22,160)	(12,674)	2,067		(32,767)

LOSS BEFORE INCOME TAXES	(245,118)	(35,286)	14,806		(265,598)

INCOME TAX BENEFIT (EXPENSE)	70,164	(242)	(4,545)	(e)	65,377

NET LOSS	$(174,954)	$(35,528)	$10,261		$(200,221)

BASIC LOSS PER COMMON SHARE	$(3.01)				$(3.45)

DILUTED LOSS PER COMMON SHARE	$(3.01)				$(3.45)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	58,051				58,051

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - ASSUMING DILUTION	58,051				58,051

See accompanying notes.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(Amounts in thousands)

1.                                      Pro forma Adjustments

The following adjustments were applied to Cephalon’s historical financial statements and those of Zeneus to arrive at the pro forma condensed consolidated statement of operations.

(a)                                  To eliminate the impact of sales from Zeneus to Cephalon that would have been considered inter-company sales.

(b)                                 To eliminate pre-acquisition amortization expense of $26,046 and record amortization expense based on the fair value of the intangible assets acquired of $13,307.

(c)                                  To record the reduction of interest income related to the $365.8 million cash payment for the purchase of Zeneus using an average annual interest rate of 3.179%.

(d)                                 To eliminate interest expense on Zeneus’ long term debt.

(e)                                  To record the tax effect of adjustments (a) and (b) above at the UK marginal tax rate of 30% and (c) and (d) at the U.S. marginal tax rate of 35%. Tax benefits related to (a) and (b) have been fully reserved.

(d)                                 Exhibits.

Exhibit No.	Description of Document
2.1*	Share Purchase Agreement dated as of December 5, 2005 between the Registrant, Cephalon International Holdings, Inc. and certain shareholders of Zeneus Holdings Limited
23.1+	Consent of Independent Accountants
99.1*	Press Release dated December 22, 2005

*  Previously filed as an exhibit to the Current Report on Form 8-K filed with the SEC on December 22, 2005

+  Previously filed as an exhibit to the Current Report on Form 8-K/A filed with the SEC on March 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2006

CEPHALON, INC.

By:	/s/ J. KEVIN BUCHI
J. Kevin Buchi
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
2.1*	Share Purchase Agreement dated as of December 5, 2005 between the Registrant, Cephalon International Holdings, Inc. and certain shareholders of Zeneus Holdings Limited
23.1+	Consent of Independent Accountants
99.1*	Press Release dated December 22, 2005

*  Previously filed as an exhibit to the Current Report on Form 8-K filed with the SEC on December 22, 2005

+  Previously filed as an exhibit to the Current Report on Form 8-K/A filed with the SEC on March 10, 2006